UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OMNI FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1990666
(State of incorporation or organization)	(I.R.S. employer identification no.)

Six Concourse Parkway Suite 2300
Atlanta, Georgia 30328 Phone: (770) 396-0000	30328
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. ☐

Securities Act registration statement file number to which this form relates: 333-134997

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value	The NASDAQ Global Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

Omni Financial Services, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $1.00 per share, to be registered hereunder appearing under the caption, “Description of Capital Stock,” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on June 14, 2006, as thereafter amended and supplemented, including any prospectus to be filed pursuant to Rule 424(b) under the Act.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement.

3.1	Articles of Incorporation. [1]

3.2	Bylaws. [1]

4.1	Form of Common Stock Certificate [1]

4.2	Indenture dated March 17, 2005 among Omni Financial Services, Inc., Omni Statutory Trust IV and Wilmington Trust Company [1]

4.3	Indenture dated June 17, 2004 among Omni Financial Services, Inc., Omni Statutory Trust III and Wilmington Trust Company [1]

4.4	Indenture dated March 26, 2003 among Omni Financial Services, Inc., Omni Statutory Trust II and U.S. Bank National Association [1]

[1]	Incorporated herein by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1 described above.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: September 19, 2006	By:	/s/ Stephen M. Klein
Stephen M. Klein
Chief Executive Officer and Chairman